UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PHARMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	887-0792558
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 Campus Place Louisville, Kentucky 40299	40299
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

On March 28, 2012, PharMerica Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement dated August 25, 2011, between the Company and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent (the “Rights Agreement”). The Amendment amends the final expiration date of the Company’s Series A Junior Participating Preferred Stock purchase rights (the “Rights”) issued pursuant to the Rights Agreement from August 25, 2021 to March 28, 2012. Accordingly, the Rights expired at the close of business on March 28, 2012, and the Rights Agreement has been terminated and is of no further force and effect.

The above summary is not intended to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is contained in the Company’s Current Report on Form 8-K filed on April 2, 2012 which is incorporated herein by reference.

Item 2. Exhibits.

Item 2 is hereby amended and supplemented by adding the following exhibits:

Exhibit No.	Description
4.1	Amendment No. 1 to the Rights Agreement, dated as of March 28, 2012, between PharMerica Corporation and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent (incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PharMerica Corporation on April 2, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PHARMERICA CORPORATION

Date: April 2, 2012	By:	/s/ Michael J. Culotta
Michael J. Culotta
EVP, CFO